Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Issue Date March 29, 2022

Principal Amount: $1,150,000

Ventoux CCM Acquisition Corp., a corporation incorporated under the laws of the State of Delaware (the “Maker”), promises to pay to the order of Ventoux Acquisition Holdings LLC or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of One Million One Hundred Fifty Thousand Dollars ($1,150,000) in lawful money of the United States of America, on the terms and conditions described below.  All payments on this Note shall be made by check or wire transfer of immediately available funds, without setoff or counterclaim, to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Maturity. The principal balance of this Note shall be due and payable by the Maker upon the closing of a Repayment/Conversion Trigger Event, as such term is defined below (the “Maturity Date”) The principal and balance may be prepaid at any time prior to the Maturity Date without penalty upon written notice by the Maker to the Payee.

(a)	Each of the following shall constitute a “Repayment/Conversion Trigger Event”:

(i)	the closing of a merger, consolidation or other business combination pursuant to which the Maker acquires an entity for its initial business combination (a “DeSPAC Transaction”); or

(ii)	the liquidation of the Maker (a “Liquidation”) that occurs while the Note is outstanding or any time thereafter prior to the repayment of the Note.

Maker shall provide Payee at least 10 days’ prior notice of any Repayment/Conversion Trigger Event and to the extent applicable a copy of the material terms of the DeSPAC Transaction. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

(b) Form of Repayment. All amounts due under this Note shall be repaid in cash no later than two days following closing of the business combination.

2. Interest. This Note shall bear no interest.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges, and finally to the reduction of the unpaid principal balance of this Note.

4. Use of Proceeds. On the date of this Note, the Payee shall remit the full principal amount to the Maker in accordance with the wiring instructions attached here to as Exhibit A. The Maker hereby represents, warrants and covenants to the Payee, that the entire principal amount will be used by the Maker solely for purposes of making a payment pursuant to the Investment Management Trust Agreement dated December 23, 2020 by and between Maker and Continental Stock Transfer & Trust Company, a New York limited liability trust company, for an Extension (as defined therein).

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay any principal amount pursuant to this Note within five (5) business days of the Maturity Date.

(b) Breach of Use of Proceeds. Failure by Maker to comply with the provisions of Section 4 of this Note.

(c) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(d) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) or Section 5(b) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(c) and 5(d), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Enforcement Costs. In case any principal of this Note is not paid when due Maker shall be liable for all costs of enforcement and collection of this Note incurred by the Payee and any other Holders, including but not limited to reasonable attorneys’ fees and expenses.

8. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder. Any failure of the Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Payee may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.

10. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail. As of the date of this Note, the following addresses are designated for notices: Maker: 1 East Putnam Avenue, Floor 4, Greenwich, CT 06830, Attn: Edward Scheetz, email: ed@ventouxccm.com; Payee: 1 East Putnam Avenue, Floor 4, Greenwich, CT 06830, Attn: Edward Scheetz, email: ed@ventouxccm.com.

11. Construction; Governing Law; Venue; Waiver Of Jury Trial; Etc.  THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THAT THE PAYEE OR ANY OTHER HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AGAINST THE MAKER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION. THE MAKER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE MAKER AT ITS ADDRESS SET FORTH IN SECTION 10 OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE PAYEE’S OR SUCH OTHER HOLDER’S RECORDS AS THE ADDRESS OF THE MAKER. IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, THE PAYEE AND THE MAKER WAIVE TRIAL BY JURY, AND EACH OF MAKER AND PAYEE WAIVES (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Trust Waiver.  Notwithstanding anything herein to the contrary, but subject to the following sentence of this Section 13, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established in which the proceeds of the initial public offering (“the “IPO”) conducted by the Maker (including the deferred underwriters’ discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement that occurred prior to the closing of the IPO were deposited, as described in greater detail in Maker’s Registration Statement on Form S-1 (333- 251048) filed with the Securities and Exchange Commission in connection with the IPO (the “Registration Statement”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. Notwithstanding the foregoing, the Payee does not waive any Claims and does not waive its rights to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for distributions of remaining funds released to the Maker from the Trust Account following redemptions or other distributions to the Maker’s public shareholders.

14. Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15. Assignment.  This Note binds and is for the benefit of the successors and permitted assigns of the Maker and the Payee. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, that upon the announcement of a DeSPAC Transaction or occurrence and during the continuation of an Event of Default, Payee shall have the right to assign this Note in its discretion without the consent of Maker.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Ventoux CCM Acquisition Corp.

By:	/s/ Edward Scheetz
Name: Edward Scheetz
Title: Chief Executive Officer

EXHIBIT A

Wire Instructions

ACCOUNT INFORMATION

Account Name:

Continental Stock Transfer & Trust Company as Trustee for Ventoux CCM Acquisition Corp.

Short Name:        CST&T ATF Ventoux CCM Acquisition Corp.

Address:              1 State Street, 30th Floor

New York, NY 10004

BANK

JPMorgan Chase Bank, N.A.

4 NYP, Floor 15

New York, NY 10004

ACCOUNT #

[                  ]

ABA #

021000021

SWIFT CODE

CHASUS33

Reference

Attn: Celeste Gonzalez

PRIMARY CONTACT:	SECONDARY CONTACT:

Celeste Gonzalez SPAC & Escrow Administrator Continental Stock Transfer & Trust Company Agency & Escrow Services 1 State Street, 30th Floor

Patrick Small

SPAC & Escrow Administrator

Continental Stock Transfer & Trust Company

Agency & Escrow Services

1 State Street, 30th Floor

New York, NY 10004

0: (212) 845-5284

F: (212) 558-6718

E: psmall@continentalstock.com